EXHIBIT 3.2
COMPANY AGREEMENT
OF
ALTA MESA ACQUISITION SUB, LLC
(A Texas Limited Liability Company)
THE MEMBERSHIP INTEREST REFERENCED HEREIN HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT REGISTRATION, THIS SECURITY MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE MANAGERS OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE MANAGERS OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE MANAGERS TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.

COMPANY AGREEMENT
OF
ALTA MESA ACQUISITION SUB, LLC
(A Texas Limited Liability Company)

i

Attachment: Exhibit A

ii

COMPANY AGREEMENT
OF
ALTA MESA ACQUISITION SUB, LLC
(A Texas Limited Liability Company)
     This Company Agreement, dated effective as of the Effective Date, is hereby duly adopted as the company agreement of Alta Mesa Acquisition Sub, LLC, a Texas limited liability company, by the Managers, and are hereby ratified, confirmed and approved as such by the sole Member.
ARTICLE 1
DEFINITIONS
     1.1. Definitions. The following terms used in this Company Agreement shall have the following meanings (unless otherwise expressly provided herein):
          “Act” means the Texas Business Organizations Code, as the same may be amended from time to time.
          “Business Day” means a day other than a Saturday, Sunday or other day that is a nationally recognized holiday.
          “Capital Contribution” means any contribution to the capital of the Company in cash or property by the Member whenever made.
          “Certificate” means the Certificate of Formation of the Company.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Company” means Alta Mesa Acquisition Sub, LLC, a Texas limited liability company.
          “Company Agreement” means this Company Agreement of the Company as originally adopted and as amended from time to time.
          “Effective Date” means the date the Certificate is filed with the Secretary of State of the State of Texas.
          “Fiscal Year” means the Company’s fiscal year, which shall be the calendar year.

          “Majority” means, with respect to any referenced group of Managers, a combination of any of such Managers constituting more than fifty percent (50%) of the number of Managers of such referenced group who are then elected and qualified.
          “Managers” means each Person designated as a Manager on Exhibit A, or any other Person or Persons that succeed such person or Persons in that capacity or are elected to act as additional Managers of the Company as provided herein.
          “Member” means Alta Mesa Holdings, LP, a Texas limited partnership.
          “Membership Interest” means the entire equity interest of the Member in the Company and all rights and liabilities associated therewith including, without limitation, rights to distributions (liquidating or otherwise) and allocations.
          “Person” means a natural person or any corporation, limited liability company, partnership, limited partnership, joint venture, trust, estate, governmental entity or other entity.
     1.2. Other Definitional Provisions. All terms used in this Company Agreement that are not defined in this Article 1 have the meanings contained elsewhere in this Company Agreement.
ARTICLE 2
FORMATION
     2.1. Name and Formation. The name of the Company is “Alta Mesa Acquisition Sub, LLC”. All business of the Company must be conducted in that name or in one or more other names that comply with applicable law and that are selected by the Managers from time to time. The Company was formed as a limited liability company upon the issuance of the Certificate of Formation to the Company from the Secretary of State of the State of Texas, pursuant to the Act.
     2.2. Principal Place of Business. The principal office and place of business of the Company are set forth on Exhibit A. The Company may locate its place of business and principal office at any other place or places as the Managers may from time to time deem necessary or advisable.
     2.3. Registered Office and Agent. The registered office and registered agent of the Company shall be the registered office and registered agent named in the Certificate and set forth on Exhibit A. The Company may change the registered office and registered agent as the Managers may from time to time deem necessary or advisable.
     2.4. Duration. The period of duration of the Company is perpetual from the date its Certificate was filed with the Secretary of State of the State of Texas, unless the Company is earlier dissolved in accordance with either the provisions of this Company Agreement or the Act.
     2.5. Purposes and Powers.

          (a) The purposes for which the Company is organized is to transact any or all lawful business for which limited liability companies may be organized under the Act.
          (b) The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.
     2.6. Foreign Qualification. The Managers shall cause the Company to comply, to the extent legally possible, with all requirements necessary to qualify the Company as a foreign limited liability company in each jurisdiction in which the Company conducts business. To the extent required by law or as the Managers determine is otherwise advisable, the Managers shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Company Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all jurisdictions in which the Company conducts business.
     2.7. Taxation as a Disregarded Entity. Solely for federal income tax purposes, the Company shall be disregarded as an entity separate from its Member so long as the Company is deemed to have a single Member under the Code. If necessary, the Member shall make an election to that effect on behalf of the Company in accordance with the Code and the Treasury Regulations promulgated thereunder. In the event that the Company has more than one Member for federal income tax purposes and can no longer be classified as a disregarded entity, the Company’s new classification for federal income tax purposes shall be determined by the unanimous consent of all Members, and the Members shall take any and all necessary and appropriate actions to effect such classification.
ARTICLE 3
RIGHTS AND DUTIES OF MANAGERS
     3.1. Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under, its designated Manager or Managers. In addition to the powers and authorities expressly conferred by this Company Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Member by the Act or this Company Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company.
     3.2. Number and Qualifications. The number of Managers shall not be less than one (1), as may be determined by the Member from time to time, but no decrease in the number of Managers shall have the effect of shortening the term of any incumbent Manager. Managers need not be residents of the State of Texas. The Managers in their discretion may elect a chairman of the Managers who shall preside at meetings of the Managers.

     3.3. Election. At the first annual meeting of the Member and at each annual meeting thereafter, the Member, by the Approval of the Members, shall elect one or more Managers to hold office until the next succeeding annual meeting. Unless removed in accordance with this Company Agreement, each Manager shall hold office for the term for which such Person is elected and until such Person’s successor shall be elected and qualified.
     3.4. Vacancy. Any vacancy occurring for any reason in the number of Managers shall be filled by the Member. A Manager elected to fill a vacancy shall be elected for the unexpired term of the predecessor in office.
     3.5. Removal. At a meeting called expressly for such purpose, all or any lesser number of Managers may be removed at any time, with or without cause, by the Member.
     3.6. Place of Meetings. All meetings of the Managers may be held either within or without the State of Texas.
     3.7. Annual Meetings. The annual meeting of Managers shall be held, without further notice, immediately following the annual meeting of the Member, and at the same place, or at such other time and place as shall be fixed with the consent in writing of all the Managers.
     3.8. Regular Meetings. Regular meetings of the Managers may be held without notice at such time and place either within or without the State of Texas as shall from time to time be determined by the Managers.
     3.9. Special Meetings. Special meetings of the Managers may be called by any Manager on three (3) Business Days’ notice to each Manager, either personally or by mail, telephone or by facsimile transmission.
     3.10. Quorum. At all meetings of the Managers, the presence of a Majority of the Managers shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law. At a meeting at which a quorum is present, the act of a Majority of the Managers shall be the act of the Managers, except as otherwise provided by law or this Company Agreement. If a quorum shall not be present at any meeting of the Managers, the Managers present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     3.11. Attendance and Waiver of Notice. Attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

     3.12. Compensation. Managers, as such, shall not receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by the Member. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Managers, provided that nothing contained in this Company Agreement shall be construed to preclude any Manager from serving the Company in any other capacity and receiving compensation for such service.
     3.13. Officers.
          (a) Officers of the Company may be appointed by the Managers. The Managers may appoint a President, one or more Vice Presidents, a Secretary, a Treasurer and any other officer or assistant officer as they deem appropriate. Any two or more offices may be held by the same person. Each officer shall be appointed for such term and shall exercise such powers, perform such duties and have such authority as determined from time to time by the Managers.
          (b) The following officers of the Company, if appointed, shall have such powers and duties, except as modified by the Managers, as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Managers and by this Company Agreement:
     (i) President. The President of the Company, subject to the control of the Managers, shall have the responsibility for the general direction of the affairs of the Company, and general supervision over its other officers, responsibility for the general direction of the affairs of the Company, and general supervision over its other officers, responsibility for the general direction of the operational affairs of the Company, and general overall responsibility for the day-to-day operations of the Company. The President may sign in the name of the Company (1) all contracts or other instruments authorized by the Managers and (2) all contracts or instruments in the usual and regular course of business of the Company, except in cases where the signing thereof shall be expressly delegated by the Managers or by this Company Agreement to some other officer or agent of the Company or when the Managers shall have expressly provided that the President shall not have such authority. In addition, the President shall perform all duties incident to the office of chief executive officer and such other duties as from time to time may be assigned to him or her by the Managers or as prescribed by this Company Agreement.
     (ii) Vice Presidents. At the request of the President, or in his or her absence or disability, the Vice Presidents, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice Presidents shall perform such duties as may from time to time be assigned to them by the Managers or President.
     (iii) Secretary. The Secretary shall keep the minutes of all meetings of the Members and shall have general charge of such books and records of the Company as the Managers may direct, and in general shall perform all duties and exercise all powers incident to the office of Secretary and such other duties and powers as the

Managers or the President may from time to time assign to or confer on the Secretary.
     (iv) Treasurer. The Treasurer shall keep (or cause to be kept) full and accurate accounts of receipts and disbursements in the Company’s books, deposit all money and other valuable effects in the name and to the credit of the Company, disburse Company funds, taking proper vouchers for all disbursements, and perform all such other duties as, from time to time, may be assigned to him or her by the Managers.
          (c) The officers of the Company shall perform their duties with ordinary prudence and in a manner reasonable under the circumstances.
          (d) The compensation of all officers of the Company shall be determined by the Managers.
          (e) Each officer of the Company shall hold office until his successor is chosen and qualified in his stead or until his resignation or removal from office. Any officer appointed by the Managers may be removed either with or without cause by the Managers, but such removal shall be without prejudice to the contract rights, if any, of the individual so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Managers.
     3.14. Indemnification. The Company shall indemnify, defend and hold harmless each Manager and officer of the Company or any of its subsidiaries (each an “Indemnified Party”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, or investigative (a “proceeding”), against all losses, claims, damages, costs, liabilities, fees and expenses (including reasonable fees and disbursements of counsel and experts and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the prior written consent of the Company, which will not be unreasonably withheld, conditioned or delayed)) actually and reasonably incurred by the Indemnified Party based in whole or in part out of the fact the Indemnified Party is or was a Manager or officer of the Company or manager, officer or director of any subsidiary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in which such Indemnified Party was serving at the request of the Company, to the full extent permitted under the Act. If an Indemnified Party makes or asserts any claim for indemnification, any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under the Act, shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party; provided, further, that nothing herein shall impair any rights or obligations of any Indemnified Party. If any claim or claims are brought against any Indemnified Party, counsel selected for the defense of such claim shall be reasonably acceptable to the Company. The Company shall promptly advance all reasonable out-of-pocket expenses of each Indemnified Party in connection with any such action or proceeding described above, as such expenses are incurred, to the fullest extent permitted by the Act, subject to the receipt by the Company of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company. Without limiting the foregoing, following the merger of The Meridian Resource Corporation (“Meridian”) with and into the Company, the Company shall indemnify Meridian’s then current and former directors, officers, employees and agents or any person who served at the request of Meridian as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against all expenses , liabilities or other matters to the fullest extent permitted by the Act, and the term “Indemnified Party” shall include such persons. THE FOREGOING INDEMNIFICATION SPECIFICALLY INCLUDES THOSE CLAIMS THAT ARISE OUT OF AN INDEMNIFIED PARTY’S SOLE, JOINT OR CONTRIBUTORY NEGLIGENCE, BUT SPECIFICALLY EXCLUDES THOSE CLAIMS THAT ARISE OUT OF AN INDEMNIFIED PARTY’S WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE.
     3.15. Actions Without a Meeting. Notwithstanding any provision contained in this Article 3, all actions of the Managers provided for herein may be taken by written consent without a meeting. Any such action that may be taken by the Managers without a meeting shall be effective only if the consent is in writing, sets forth the action taken and is signed by all the Managers.
ARTICLE 4
RIGHTS AND DUTIES OF THE MEMBER
     4.1. Place of Meetings. All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Texas as may be determined by the Member and set forth in the respective notice or waivers of notice of such meeting.
     4.2. Annual and Special Meetings. The annual and special meetings of the Member for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.
     4.3. Actions Without a Meeting. Notwithstanding any provision contained in this Article 4, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action that may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.
     4.4. Number. There shall be only one (1) Member of the Company, that being Alta Mesa Holdings, LP, a Texas limited partnership.
ARTICLE 5
CAPITALIZATION
     5.1. Capital Contributions.
          (a) The Member has contributed cash or property to the Company in the amount set forth as the Capital Contribution of such Member on Exhibit A. Such cash or property shall be the Capital Contribution of the Member and, in connection with such contribution, the Member shall receive his Membership Interest.
          (b) If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional Capital Contributions.
          (c) The Member shall not be paid interest on any Capital Contribution.
     5.2. Withdrawal or Reduction of Capital Contributions.
          (a) The Member shall not receive out of the Company’s property any part of his Capital Contribution until all liabilities of the Company have been paid or there remains property of the Company sufficient to pay such liabilities.
          (b) Except as may be otherwise specifically provided in this Company Agreement, the Member shall have the right to withdraw all or any part of his Capital Contribution.
     5.3. Liability of the Member. The Member shall not be liable for the debts, liabilities or obligations of the Company beyond it Capital Contributions. The Member shall not be required to contribute to the capital of, or to loan any funds to, the Company.
ARTICLE 6
DISTRIBUTIONS
     6.1. Distributions. Subject to Section 6.2, the Company shall make all distributions at such times as determined by the Member.
     6.2. Limitation Upon Distribution. No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of his Capital Contributions.
ARTICLE 7
BOOKS AND ACCOUNTS
     7.1. Records and Reports. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.
     7.2. Returns and Other Elections. The Managers shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of such returns, or pertinent information therefrom, shall be furnished to the Member as soon as practicable after the end of each Fiscal Year. All elections permitted to be made by the Company under federal or state laws shall be made by the Managers with the consent of the Member.

ARTICLE 8
DISSOLUTION AND TERMINATION
     8.1. Dissolution.
          (a) The Company shall be dissolved upon the first of the following to occur:
               (i) Upon the election to dissolve the Company by the Member;
               (ii) Upon the death, retirement, resignation, expulsion, bankruptcy, legal incapacity or dissolution of the Member, or the occurrence of any other event that terminates the continued membership of the Member; or
               (iii) The entry of a decree of judicial dissolution under the Act.
          (b) Upon dissolution of the Company, the business and affairs of the Company shall terminate, and the assets of the Company shall be liquidated under this Article 8.
          (c) Dissolution of the Company shall be effective as of the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until there has been a winding up of the Company’s business and affairs, and the assets of the Company have been distributed as provided in Section 8.2.
          (d) Upon dissolution of the Company, the Managers may cause any part or all of the assets of the Company to be sold in such manner as the Managers shall determine in an effort to obtain the best prices for such assets; provided, however the Managers may distribute assets of the Company in kind to the Member to the extent practicable.
     8.2. Distribution of Assets Upon Dissolution. In settling accounts after dissolution, the assets of the Company shall be paid in the following order:
          (a) First, to creditors, in the order of priority as provided by applicable law, except those to the Member on account of his Capital Contributions; and
          (b) Second, any remainder shall be distributed to the Member.
     8.3. Certificate of Termination. When all liabilities and obligations of the Company have been paid or discharged, or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Member according to his respective rights and interests, a Certificate of Termination shall be executed on behalf of the Company by the Managers or the Member and shall be filed with the Secretary of State of the State of Texas, and the Managers and the Member shall execute, acknowledge and file any and all other instruments necessary or appropriate to reflect the dissolution and termination of the Company.

ARTICLE 9
TRANSFERS OF THE MEMBERSHIP INTEREST
     The Member may sell, assign or otherwise transfer all or any portion of his Membership Interest at any time to any Person as long as such transfer would not result in a violation of applicable law, including U.S. federal or state securities laws.
ARTICLE 10
MISCELLANEOUS PROVISIONS
     10.1. Notices.
          (a) Any notice, notification, demand or request provided or permitted to be given under this Company Agreement must be in writing and shall have been deemed to have been properly given, unless explicitly stated otherwise, if sent by (i) FedEx or other comparable overnight courier, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) via facsimile transmission during normal business hours to the place of business of the recipient.
          (b) For purposes of all notices, the addresses and facsimile numbers of the Managers and the Member are set forth on Exhibit A.
          (c) All notices, notifications, demands or requests so given shall be deemed given and received (i) if sent via FedEx or other comparable overnight courier, the next Business Day after being deposited with such carrier; (ii) if mailed, five (5) Business Days after being deposited in the mail; or (iii) if sent via facsimile transmission, the next Business Day after being so transmitted.
     10.2. Application of Texas Law. This Company Agreement and the application or interpretation hereof, shall be governed exclusively by the laws of the State of Texas, and specifically the Act.
     10.3. Headings and Sections. The headings in this Company Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Company Agreement or any provision hereof. Unless the context requires otherwise, all references in this Company Agreement to Sections or Articles shall be deemed to mean and refer to Sections or Articles of this Company Agreement.
     10.4. Amendments. This Company Agreement and the Certificate may be amended, supplemented or restated only upon the written consent of the Member. Upon obtaining the approval of any amendment to the Certificate, the Managers shall cause a Certificate of Amendment in accordance with the Act to be prepared, and such Certificate of Amendment shall be executed by at least one (1) Manager and shall be filed in accordance with the Act.

     10.5. Number and Gender. Where the context so indicates, the masculine shall include the feminine, the neuter shall include the masculine and feminine, and the singular shall include the plural.
     10.6. Binding Effect. Except as herein otherwise provided to the contrary, this Company Agreement shall be binding upon and inure to the benefit of the Member, his distributees, heirs, legal representatives, executors, administrators, successors and assigns.
     10.7. Counterparts. This Company Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and shall be binding upon the Member and Managers who executed the same, but all of such counterparts shall constitute the same Company Agreement.
Remainder of Page Intentionally Left Blank.
Signature Pages To Follow.

     The undersigned, being the sole Manager, has caused this Company Agreement to be duly adopted by the Company effective as of the 9th day of November, 2009.

By:	/s/ Harlan H. Chappelle
Harlan H. Chappelle, Manager

     The undersigned, being the sole Member, does hereby ratify, confirm, and approve the adoption of this Company Agreement as the company agreement of the Company, and does hereby assume and agree to be bound by and to perform all of the terms and provisions set forth in this Company Agreement effective as of the 9th day of November, 2009.

ALTA MESA HOLDINGS, LP a Texas limited partnership By: ALTA MESA GP, LLC a Texas limited liability company
By:	/s/ Harlan H. Chappelle
	Name:	Harlan H. Chappelle
	Title:	President and Chief Executive Officer

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